SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

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[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Innovex, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JANUARY 16, 2002

     Notice is hereby given that the Annual Meeting of Shareholders of Innovex Inc. will be held at the Marriott City Center Hotel, Minneapolis, Minnesota on Wednesday, January 16, 2002 at 3:30 p.m., Central Time, for the following purposes:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To ratify and approve amendments to the Company’s 1994 Stock Plan.

3.	To approve the selection of the Company’s independent auditors for the current fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 5, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors, Thomas W. Haley Chairman of the Board

Maple Plain, Minnesota
December 14, 2001

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

INNOVEX INC.

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Innovex Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 16, 2002. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

     The Company has outstanding only one class of stock, $.04 par value Common Stock, of which 15,044,249 shares were issued and outstanding and entitled to vote at the close of business of December 5, 2001. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on December 5, 2001 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Company’s corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 14, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table includes information as of December 5, 2001 concerning the beneficial ownership of Common Stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the Common Stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table on page 5; and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (8)	Percent of Common Stock Outstanding
Systematic Financial Management, L.P. (1)	1,208,270	8.0%
Glenpointe East, 7th Floor
300 Frank W. Burr Boulevard
Teaneck, NJ 07666

Thomas W. Haley (2)(3)	836,220	5.6%
2421 Crowne Hill Road
Minnetonka, MN 55305

Dimensional Fund Advisors Inc. (4)	822,000	5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

William P. Murnane (2)(3)	165,922	1.1%

Gerald M. Bestler (5)	13,454	*

Frank L. Farrar (5)	3,000	*

Elick Eugene Hawk (2)	5,000	*

Michael C. Slagle (2)	14,566	*

Bernt M. Tessem (5)	6,350	*

Raj K. Nooyi (6)	—	*

Allan J. Chan (3)	99,399	*

Thomas Paulson (3)	9,850	*

Venkatraman B. Rao, Ph.D. (3)(7)	32,424	*

All Directors and Officers
as a Group (15 persons)	1,288,379	8.3%

*	Less than 1%

(1)	Pursuant to a 13G/A filed with the Securities and Exchange Commission on March 21, 2001.

(2)	Serves as a director of the Company and, has been nominated for election.

(3)	Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 6 hereof.

(4)	Pursuant to a 13G filed with the Securities and Exchange Commission on February 2, 2001.

(5)	Serves as a director of the Company and has not been nominated for re-election since he has reached the mandatory retirement age.

(6)	Mr. Nooyi has been nominated for election to the Board of Directors.

(7)	By agreement, Mr. Rao’s employment with the Company will terminate on April 30, 2002.

(8)	Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of December 5, 2001: Mr. Haley, 35,000 shares; Mr. Murnane, 153,000 shares; Mr. Bestler, 5,000 shares; Mr. Farrar, 3,000 shares; Mr. Hawk, 3,000 shares; Mr. Slagle, 5,000 shares; Mr. Tessem, 5,000 shares; Mr. Chan, 95,799 shares; Dr. Rao, 25,400 shares; and all directors and officers as a group, 407,759 shares.

2

ELECTION OF DIRECTORS
(Proposal 1)

     The Company’s bylaws set the number of Directors at eight. Although the Company will continue to seek qualified individuals to fill the additional director positions, only five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the five persons named below. In fiscal 2001, the Board of Directors adopted a policy requiring the retirement of directors who reach the age of 70. Messrs. Tessem, Bestler and Farrar have each reached the mandatory retirement age and have not been nominated for re-election as directors. All of the nominees are currently directors of the Company and were elected by the shareholders at the 2001 Annual Meeting of Shareholders except for Mr. Nooyi. It is anticipated that the proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Name and Age	Principal Occupation and Other Directorships	Director Since
Thomas W. Haley (65)	Chairman. From 1987 to 1998, Chief Executive Officer of the	1972
	Company.

Michael C. Slagle (66)	Retired; former owner of Minnesota Benefit Planners, an	1972
	insurance brokerage and consulting firm.

Elick Eugene Hawk (58)	President and Chief Executive Officer of Performance	1999
	Bankers, Inc., a South Dakota management company, since
	1983; Chairman of First National Bank, Pierre, South Dakota;
	Director of First National Bank, Fulda, Minnesota; Director
	of First Savings Bank, Beresford, South Dakota; Director of
	First National Bank, Moline, Illinois; Director/Owner of
	Golden Ventures, Inc., an assisted living center, Pierre, South
	Dakota.

William P. Murnane (39)	President and Chief Executive Officer of the Company since	1999
	July 1998. From 1996 to 1998, he served as Vice President
	and General Manager of the Company’s flexible circuit
	division after the Company acquired Litchfield Precision
	Components, a manufacturer of high technology flexible
	circuits, and from 1995 to 1996 he served as the Company’s
	Vice President for Corporate Development. From 1993-1995,
	Mr. Murnane was Chief Operating Officer of Boutwell,
	Owens & Co., a privately held packaging manufacturer based
	in Massachusetts. From 1992 to 1993, Mr. Murnane was
	Director of Operations for Uniform Printing & Supply, Inc.
	in Massachusetts. Prior to that, he held various operating and
	corporate planning positions during a ten-year career at
	United Parcel Service. Mr. Murnane holds a BS in
	Engineering from New Jersey Institute of Technology, an MS
	in Operations Research from the University of Maryland,
	and an MBA from the Harvard Business School.

3

Name and Age	Principal Occupation and Other Directorships	Director Since
Raj K. Nooyi (47)	Retired; formerly a Director of Pittiglio Rabin Todd &
McGrath (PRTM), a Massachusetts management consulting
company focused on technology-based industries, from 1994
through 2001. Mr. Nooyi joined PRTM in 1991. Prior to that,
he held various consulting, marketing/sales and manufacturing management positions in KPMG Peat Marwick (1991),
Hewlett-Packard Company (1983-1990) and Eaton
Corporation (1978-1982). Mr. Nooyi holds a BE in Electrical
Engineering from the University of Mysore, an MS in
Industrial Engineering from the University of Texas and an
MBA from the University of Chicago.

Other Information Regarding the Board

     Meetings. The Board of Directors met four times during fiscal year 2001. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he or she served.

     Board Committees. The Company has an Audit Committee and a Compensation Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors. The Audit Committee, which during the last fiscal year consisted of Messrs. Bestler, Hawk and Tessem, met four times during fiscal year 2001. The Audit Committee recommends the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal controls of the Company. The Compensation Committee, which is currently comprised of Messrs. Haley, Hawk and Slagle, met one time during fiscal year 2001. The Compensation Committee assists management in making recommendations to the Board with respect to officers’ and key employees’ salaries, bonuses and stock option awards.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending September 30, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William P. Murnane, the Company’s Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal 2001 (together with Mr. Murnane, the “Named Executives”), whose total cash compensation exceeded $100,000 during fiscal year 2001 in all capacities in which they served:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation(1)
William P. Murnane	2001	$229,998	—	50,000	$5,365
President and Chief	2000	216,727	—	45,000	4,697
Executive Officer	1999	174,990	37,100	45,000	5,555

Thomas W. Haley	2001	180,003	—	—	5,100
Chairman	2000	186,926	—	—	5,008
	1999	182,311	—	45,000	7,154

Allan J. Chan	2001	180,230	—	15,000	5,192
Senior Vice President	2000	182,548	—	17,000	4,459
& General Manager	1999	169,999	22,525	40,000	5,592

Tom Paulson	2001	158,500	—	50,000	—
Senior Vice President and	2000	—	—	—	—
Chief Financial Officer	1999	—	—	—	—

Venkatraman B. Rao, Ph.D. (2)	2001	145,999	—	18,000	3,874
Vice President, Research	2000	141,527	—	17,000	5,025
and Development	1999	110,000	19,292	25,000	1,629

(1)	These amounts represent Company matching contributions to the Company’s 401(k) plan on behalf of such employees.

(2)	By Agreement, Mr. Rao’s employment with the Company will terminate on April 30, 2002.

5

Stock Options

     The following table contains information concerning the grant of stock options under the Company’s stock option plans to the Named Executives during fiscal year 2001:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted	in Fiscal Year	Share	Date	5%	10%
William P. Murnane	50,000	9.3%	$13.03	10-13-10	$409,766	$1,038,427

Thomas W. Haley	—	—	—	—	—	—

Allan J. Chan	15,000	2.8%	$13.03	10-13-10	122,930	311,528

Thomas Paulson	50,000	9.3%	$ 4.03	4-6-11	126,763	321,243

Venkatraman B. Rao	18,000	3.4%	$13.03	10-13-10	147,516	373,834

(1)	Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year 2001 and the unexercised options held as of September 30, 2001:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Option at FY-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William P. Murnane	—	—	117,000	123,000	—	—
Thomas W. Haley	—	—	24,000	31,000	—	—
Allan J. Chan	—	—	73,400	62,600	—	—
Thomas Paulson	—	—	—	50,000	—	—
Venaktraman B. Rao	—	—	13,400	46,600	—	—

(1)	Based on a per share price of $1.39, which was the closing sale price for the Company’s Common Stock on September 28, 2001, the last trading day of the Company’s fiscal year.

6

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors consists of Mr. Haley, the Chairman of the Company, and Messrs. Slagle and Hawk, who are outside Directors. The Compensation Committee meets as required and is responsible for setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of the Company.

     Compensation Philosophy. The Compensation Committees’ governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company’s resources and capabilities. Executive compensation is broken into the following components:

1.	Base Salaries. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

2.	Bonus Program. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual’s contribution to the Company’s performance.

3.	Stock Options. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company’s stock appreciates in value from the date the options are granted.

     Chief Executive Officer Compensation. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Director approval. The compensation for Thomas W. Haley, the Chairman, was determined by using a process and philosophy similar to that used for all executives but Mr. Haley abstains from voting on his own compensation.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Thomas W. Haley, Chairman	Michael C. Slagle	Elick Eugene Hawk

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Board Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter adopted and approved by the Board of Directors on May 30, 2000. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards.

     The Audit Committee held four meetings during fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, Grant Thornton LLP.

     Subsequent to the fiscal year end, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

     Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2001 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

Elick Eugene Hawk, Chairman	Gerald M. Bestler	Bernt M. Tessem

8

Stock Performance

     The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Electronic Components Index. The graph compares the cumulative total return of the Company’s Common Stock as of the end of each of the Company’s last five fiscal years on $100 invested as of September 30, 1996, assuming the reinvestment of all dividends and after giving effect to a 2 for 1 stock split on December 23, 1996:

	1996	1997	1998	1999	2000	2001
Innovex Inc.	$100.00	$347.43	$131.61	$ 98.69	$150.04	$ 15.31
Nasdaq Electronic Components	100.00	175.88	140.02	284.56	500.47	140.92
Nasdaq Stock Market	100.00	137.49	136.52	222.27	299.04	120.58

Director Compensation

     For the term ending January 16, 2002, directors who are not employees of the Company (all directors except Mr. Haley and Mr. Murnane) are paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director receives an automatic grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected. For director terms beginning January 16, 2002, the Board has approved, and has recommended the affirmative vote of shareholders under proposal two, an alternative compensation plan. Through approval of the proposed amendments to the 1994 Stock Option Plan, each Non-employee director will select either the existing compensation structure or the new plan prior to the time they are re-elected. Under the new compensation plan, each Non-employee director who selects such plan will receive a grant of options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected, but will receive no retainer or meetings fees for that year.

     In addition, under the new plan proposed to the shareholders, any Non-employee director elected at the January 16, 2002 Annual Meeting (or for the first time at a subsequent meeting of the shareholders or by the Board of Directors) shall receive options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is elected. These options will be in addition to any other share option grant provided under the 1994 Stock Option Plan. Any director who is first elected during a particular year and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

Employment Agreements

     The Company has employment agreements with Mr. Chan, Mr. Murnane, Mr. Paulson and Dr. Rao. Those employment agreements provide, among other things, for those individuals’ employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 3 to 12 months’ salary in the event of, involuntary termination other than for cause, termination of the Company’s operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statements, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s stockholders vote to liquidate or dissolve the Company. However, a “change in control” would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals’ employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal 2001, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Chan, $90,000; Mr. Murnane, $115,000; Mr. Paulson, $190,000; Dr. Rao, $73,000; and all current executive officers as a group $966,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to its insiders were complied with.

APPROVAL OF AMENDMENT OF THE 1994 STOCK OPTION PLAN
(Proposal 2)

General Information

     On April 21, 1994, the Company’s Board of Directors adopted the Innovex Inc. 1994 Stock Option Plan (the “1994 Plan”) and such action was approved by the shareholders on March 7, 1995. The purpose of the 1994 Plan is to provide a continuing, long-term incentive to selected eligible officers, key employees and consultants of the Company and of any subsidiary corporation of the Company and to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position and to attract and retain key personnel necessary for continued growth and profitability.

Amendments to Stock Plan

     The proposed amendments to the 1994 Plan are as follows:

     Increase in the Number of Shares Available under the 1994 Plan. The Company is submitting for shareholder approval an amendment to the 1994 Plan to increase the number of shares of common stock reserved for issuance under the 1994 Plan from 1,800,000 to 2,400,000 shares.

     The 1994 Plan originally authorized issuance of 200,000 shares of Common Stock (adjusted to 300,000 after the 3 for 2 stock split on May 31, 1995) pursuant to options granted under the 1994 Plan. The Plan was amended by the Board of Directors on November 30, 1995 and approved by the shareholders on January 23, 1996 to increase by 300,000 the shares available thereunder, adjusted in the aggregate to 1,200,000 shares upon a 2-for-1 stock split on December 23, 1996. The Plan was amended by the Board of Directors on October 23, 1998, and approved by the shareholders on January 20, 1999 to increase by 600,000 the shares available thereunder to 1,800,000. On October 12, 2001, the Board of Directors amended the Plan, subject to ratification and approval of shareholders, to increase the total number of shares available under the 1994 Plan by 600,000 shares to a total of 2,400,000. There were outstanding on December 5, 2001, options to purchase 1,379,226 shares under the 1994 Plan and 416,880 shares have been exercised. Therefore, without shareholder approval of this amendment to the 1994 Plan, only 3,894 shares remain available under the 1994 Plan for awards. Options to purchase 186,000 shares under the 1994 Plan were granted subject to approval of these amendments. The Board of Directors has deemed it prudent to increase the shares available for grant under the 1994 Plan by 600,000 to facilitate future option grants.

     Automatic Grant of Options to Non-Employee Directors. Under the Company’s 1987 Plan, Non-employee directors are granted stock options to purchase 1,000 shares on the date such director is elected or re-elected to the Board of Directors. The Company is submitting for shareholder approval an amendment to the 1994 Plan to provide the following: Each person who on or after January 16, 2002 (i) is elected or re-elected as a Non-employee director of the Company at any annual meeting of the shareholders of the Company or (ii) is elected as a Non-employee director of the Company at any special meeting the shareholders of the Company, shall be automatically granted a stock option to purchase 10,000 shares of the Company’s Common Stock (the “Option”). The option price per share for the shares covered by each Option shall be fair market value of each share as of the date of grant and shall vest in whole or in part at a minimum of six months from the date of grant and shall have a term of 10 years, which term shall expire 30 days after the termination of service as a Director of the Company. In the case of a special meeting, the action of the shareholders in electing a Non-employee director shall constitute the granting of the Option to such director, and, in the case of an annual meeting, the action of the shareholders in electing or re-electing a Non-employee director shall constitute the granting of a Option to such director. The date of such shareholder action shall be the date of the grant of the Option. Notwithstanding the forgoing, any Non-employee director who elects prior to the date of their re-election to receive a retainer and meeting fees for the next year shall receive an option to purchase 1,000 shares in lieu of any other share grant. Also, any Non-employee director who is elected at the January 16, 2002 Annual Meeting (or for the first time at a subsequent meeting of the shareholders or by the Board of Directors) shall receive options to purchase 20,000 shares in addition to any other share option grant provided under the 1994 Stock Option Plan. Any director who is elected during a particular year, and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected. Effective upon approval of the Amendments to the 1994 Plan by the shareholders, no further options shall be granted to the Non-employee directors under the Company’s 1987 Stock Plan.

     Extension of date incentive options may be granted. The 1994 Plan allows incentive stock options to be granted within ten years from the date the Plan is adopted by the Board or April 21, 2004. The Board of Directors has deemed it prudent to extend the date under of the Plan within which incentive stock options may be granted to April 24, 2011 in order to continue to facilitate the Company’s goal of attracting and retaining executives and other key employees, as well as to reward such persons who contribute to the Company’s success.

     The 1994 Plan is summarized below:

     Eligibility and Administration. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants, are eligible to be granted options under the 1994 Plan. The number of options granted and the terms and conditions of such options need not be uniform among participants, even as to options granted at the same time, whether or not the participants are similarly situated. The 1994 Plan shall be administered by the Board or, in its discretion, by a committee, as defined in the 1994 Plan, who shall be appointed by the Board of Directors. The term “Committee” as used in this proposal refers to the Board or, if the Board has delegated its authority, the Compensation Committee. The Committee will have the power to make grants, determine the number of shares covered by each grant and other terms and conditions of such grants, interpret the 1994 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1994 Plan. The Committee’s recommendations regarding option grants and the terms and conditions of those grants shall be conclusive.

     Grants Under 1994 Plan. The Committee may grant stock options that either qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or an “non-qualified stock options” in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1994 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering cash or, in the Committee’s discretion, by tendering promissory notes or common stock or any other form of legal consideration deemed sufficient by the Committee and consistent with the 1994 Plan’s purpose and applicable law. No shares of stock shall be issued until full payment therefore has been made. Upon notification of the amount due and prior to, or concurrently with, the delivery to the optionee of a certificate representing any shares purchased pursuant to the exercise of an option, the optionee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements. If the terms of the option so permit, the optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable or assignable by the optionee or exercised by anyone else during the optionee’s lifetime.

     Stock options may be exercised during varying periods of time after a participant’s termination of employment, dependent upon the reason for termination. Following a participant’s death, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s legatee for a period of six months or until the expiration of the stated term of the option, whichever is less, without installment exercise restrictions. The same time periods apply if the participant is terminated by reason of permanent disability. If the participant’s employment is terminated for any other reason, the participant’s stock options may be exercised, to the extent they were exercisable at the time of termination, for a period of one month from the date of termination or until the expiration of the stated term of the option, whichever is less; provided, if the participant’s employment is terminated as a result of the participant’s deliberate, willful or gross misconduct, the participant’s stock options immediately terminate.

     Prior to any of the proposed amendments, no incentive stock options shall be granted under the 1994 Plan after April 21, 2004. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate) and non-qualified options shall not have a term exceeding ten years. Non-qualified options granted to consultants shall not have a term exceeding five years. The aggregate fair market value of common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1994 Plan may be less than 100% of the fair market value of the common stock on the date of grant. No optionee may be granted options in any fiscal year to purchase an aggregate total of more than 100,000 shares of common stock.

Federal Income Tax Consequences

     An optionee will not realize taxable income upon either the granting or exercise of an Incentive Stock Option. However, upon exercise of the Incentive Stock Option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     An optionee also will not realize taxable compensation income upon the grant of a Non-Qualified Stock Option. When an optionee exercises a Non-Qualified Stock Option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

Registration with the SEC

     Upon the approval of the amendment to the 1994 Plan by the shareholders, the Company intends to file a registration statement covering the offering the additional 600,000 shares of common stock issuable under the 1994 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

     Shareholder approval of the amendments to the 1994 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote on this proposal.

     The Board of Directors recommends a vote “FOR” approval of the amendments to the 1994 Stock Option Plan.

APPROVAL OF INDEPENDENT AUDITORS
(Proposal 3)

     Grant Thornton LLP has been reappointed by the Board of Directors as the Company’s auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

     A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

     Audit Fees. The aggregate fees billed to the Company by Grant Thornton LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Form 10-Q’s for fiscal year 2001 were $97,500.

     All Other Fees. Other than those fees listed above, the aggregate fees billed to the Company by Grant Thornton LLP for fiscal 2001 were $9,500. This figure includes $9,500 for audit-related services such as pension audits, statutory filings and accounting consultations, and no amounts for non-audit services such as tax-related services. The Audit Committee considered whether the provision of other non-audit services to the Company by Grant Thornton LLP is compatible with maintaining the principal accountant’s independence and determined that the non-audit services performed by Grant Thornton LLP are not incompatible with maintaining Grant Thornton’s independence with respect to the Company. Grant Thornton LLP did not provide financial information technology services for the Company in fiscal year 2001.

     The Board of Directors recommends a vote “FOR” reappointment of Grant Thornton LLP as the Company’s independent auditors.

SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 2003 Annual Meeting of Shareholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 5540 Pioneer Creek Drive, Maple Plaine, MN 55359, addressed to Thomas W. Haley, no later than August 16, 2002 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company’s proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company’s 2003 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by November 7, 2002, the Company will be allowed to use its voting authority as described above.

GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended September 30, 2001. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

By Order of the Board of Directors, Thomas W. Haley, Chairman of the Board

15

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INNOVEX INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 16, 2002

     The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex Inc. of record in the name of the undersigned at the close of business on December 5, 2001, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 16, 2002, at 3:30 p.m., Central Time, at the Marriott Minneapolis City Center, 30 South 7th Street, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

INNOVEX INC. 5540 PIONEER CREEK DRIVE MAPLE PLAIN, MINNESOTA 55359	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innovex Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INNOVX	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNOVEX INC. Vote on Directors

1.	ELECTION OF DIRECTORS: 01) Thomas W. Haley, 02) Elick Eugene Hawk, 03) William P. Murnane, 04) Michael C. Slagle and 05) Raj Nooyi	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
		O	O	O	————————————————

Vote On Proposals	For	Against	Abstain

2.	AMENDMENTS TO 1994 STOCK PLAN.	O	O	O

3.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.	O	O	O

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

——————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date